UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2013

UMAX Group Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-174334	99-0364796
(Commission File Number)	(IRS Employer Identification No.)

3923 West 6 th Street Ste. 312
Los Angeles, California	90020
(Address of Principal Executive Offices)	(Zip Code)

(213) 381-6627

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 11, 2013, Umax Group Corp., a Nevada corporation (the “Company”), entered an exclusive marketing and distribution agreement with Dr. Peter Vash, M.D., M.P.H., F.A.C.E. to provide the production, distribution and marketing of products and the day to day operations and business management for his product line including Lipoblok, A Matter of Fat, “Lose it and Keep it off” book and the new DAE 30 day meal plan.  Dr. Vash is a board certified internist and a Certified Obesity Specialist. Dr. Vash has a private practice in Century City working with overweight and obese patients. He has lectured extensively nationally and internationally on the treatment and medical management of overweight and obese patients.

Dr. Vash has specialized in helping his patients achieve safe, significant, sustainable weight loss for over 30 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Umax Group Corp.

Date: November 18, 2013	By:	/s/ Michelle Mercier
Chief Financial Officer and Director

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